Exhibit 99.1

Eastside Reports First Quarter 2020 Financial Results

PORTLAND, Ore., May 14, 2020 /PRNewswire/ — Eastside Distilling, Inc. (NASDAQ: EAST) reported first quarter 2020 financial results for the period ended March 31, 2020.

Financial Results

Gross sales for the first quarter of 2020 were $3.7 million compared to $3.5 million for the first quarter of 2019, an increase of 8%. The increase in gross sales is primarily attributable to contributions from the Azuñia Tequila brand which were acquired in September 2019, offset by a decrease in sales of Redneck Riviera Whiskey products and Co-Packing Services. Gross sales exclude Retail / Special Events sales that have been classified as Discontinued Operations.

Amounts shown in thousands
	Q1 2020	Q1 2019	Change

Total Gross sales	$3,746	$3,460	8%

Redneck Riviera Sales	616	877	-30%

Azuñia Tequila Sales	994	-	-

Burnside Whiskey Sales	199	196	2%

Portland Potato Vodka Sales	352	279	26%

All other brands	90	114	-21%

Co-Packing Services and Barrel Sales	1,495	1,994	-25%

Note: Retail / Special Events sales moved to Discontinued Operations

Gross margins on net sales were 26% for the first quarter of 2020, compared to 33% during the first quarter of 2019. The reduction in gross margins year over year is primarily attributable to an increase in sales in the Azuñia and Portland Potato Vodka product lines, both of which carry lower margins than the company average as well as $0.1 million of unabsorbed manufacturing overhead related to lower wholesale production levels and $0.2 million adjustment to inventory in the quarter. The Company is focused on improving overall gross margins by evaluating outsourced production as a means to lower cost of goods sold and increasing efficiency while reducing overhead of its production facilities.

Operating expenses were $3.9 million for the first quarter of 2020, which included $1.1 million of non-cash expenses, compared to $3.8 million, which included $0.6 million of non-cash expenses for the first quarter of 2019. The change in operating expenses consisted of a $0.8 million decrease in cash general and administrative expenses, specifically a reduction in compensation and benefits, legal and professional fees and rent, insurance and other costs offset by a $0.4 million increase in non-cash general and administrative expenses and a $0.5 million increase in sales and marketing expenses.

Marketing expenses related to Redneck Riviera Whiskey for the first quarter were $0.3 million. As part of the Company’s agreement with respect to Redneck Riviera Whiskey, Eastside expects to be reimbursed 50% of various marketing expenses upon the eventual sale of the brand by the licensor if the licensing agreement remains in force. During the first quarter of 2020, the eligible amount for 50% reimbursement was $0.1 million. The cumulative reimbursement amount is $2.5 million.

During the first quarter of 2020, the Company focused its sales and marketing efforts on the distribution of its brands through the national platform, resulting in the decision to close all four of its retail stores in Portland, Oregon by March 31, 2020. The retail stores lost $0.2 million during the first quarter. This decision meets the criteria for reporting the retail operations as discontinued operations in the accompanying unaudited condensed consolidated financial statements. In the current year, the income, expense and cash flows from retail operations during the period they were consolidated have been classified as discontinued operations. For comparative purposes amounts in the prior periods have been reclassified to conform to current year presentation. Additionally, the assets and liabilities from retail operations are shown on the balance sheet as assets and liabilities for discontinued operations.

Net loss was $(3.5) million for the first quarter of 2020, compared to $(2.9) million in the first quarter of 2019.

Adjusted EBITDA was $(1.8) million for the first quarter of 2020, compared to $(2.1) million in the first quarter of 2019. Adjusted EBITDA is a non-GAAP figure and is explained and reconciled below.

In April 2020, the Company entered into loan agreements with Live Oak Banking Company under the Paycheck Protection Program of the Coronavirus Aid, Relief, and Economic Security Act totaling approximately $1.4 million in aggregate. The final loan agreements were filed in a Form 8-K with the Securities and Exchange Commission.

Case Volume (9-Liter Equivalent)

Amounts shown in thousands
	Q1 2020	Q1 2019	Change

Redneck Riviera Case Volume	4.4	5.7	-23%

Azuñia Tequila Case Volume	4.1	-	-

Burnside Whiskey Case Volume	1.0	1.1	-5%

Portland Potato Vodka Case Volume	4.5	3.7	24%

All other brands	0.7	1.0	-27%

COVID-19 Impact to Q1 2020

As previously reported on March 30, 2020, the first quarter of 2020 started strong. However, starting in mid-February through the end of March, there was a slowdown in sell-through as a result of COVID-19. Additionally, the off-premise retailers delayed the commencement of the planned Burnside Whiskeys and Hue-Hue Coffee Rum national launch as a result of COVID-19.

The Company enacted a series of initiatives to improve sell-through, including offering promotional discounts on Redneck Riviera Whiskey and Azuñia Tequila, as well as a focus towards online sales. Further, with the shutdown of on-premise accounts throughout much of the country, Eastside began ramping up support efforts for local off-premise independent stores and wholesalers by creating several programs aimed to energize the local marketplace. Likewise, as the shutdowns diminish, Eastside plans to expand upon these programs to support its off-premise accounts.

The Company’s Craft Canning operations is experiencing strong demand from the craft beer and wine industry as brewers and wineries have batches that they have made and need to get them into cans. Additionally, brewers have shifted to canned beer instead of kegs as the on-premise market is not likely to return to normal operations soon. All of these factors have pushed demand towards the Company’s mobile canning business.

Management Commentary

“I am pleased with our depletions, as we saw a 54% improvement for Redneck Riviera Whiskey through April, compared to the same period a year ago,” said Lawrence Firestone, CEO. “I believe our rapid pivot during this unique period of time towards activations and rate of sale will be rewarded in the months and quarters to come as distributors and retailers recalibrate their inventory levels which will better align shipments and depletions.”

“We continue to focus on ways to become more efficient across our entire organization,” Mr. Firestone continued. “We have decreased our inventory levels by $1.3 million since the end of the year, shut down our retail operations, and progressed with our outsourcing initiatives. These changes, coupled with a return to a more normal operating environment in the off-premise business allows us to continue to drive our growth initiatives.”

Use of Non-GAAP Measures

Eastside Distilling’s management evaluates and makes operating decisions using various financial metrics. In addition to the Company’s GAAP results, management also considers the non-GAAP measure of adjusted EBITDA as a supplement to GAAP results. Management believes this non-GAAP measure provides useful information about the Company’s operating results and assists investors in comparing the Company’s performance across reporting periods on a consistent basis by excluding items that it does not believe are indicative of its core operating performance.

The Company defines adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, stock-based compensation and the newly implemented lease accounting. The table below provides a reconciliation of this non-GAAP financial measure with the most directly comparable GAAP financial measure.

Conference Call

The Company will hold a conference call today to discuss these results.

Date and Time: 5:00pm ET (2:00pm PT) on Thursday, May 14, 2020

Call-in Information: Interested parties can access the conference call by dialing (844) 889-4332 or (412) 717-9595.

Live Webcast Information: Interested parties can access the conference call via a live Internet webcast, which is available in the Investor Relations section of the Company’s website at https://www.eastsidedistilling.com/investors/.

Replay: A teleconference replay of the call will be available for three days at (877) 344-7529 or (412) 317-0088, confirmation #10143717. A webcast replay will be available in the Investor Relations section of the Company’s website at https://www.eastsidedistilling.com/investors/ for 90 days.

About Eastside Distilling

Eastside Distilling, Inc. (NASDAQ: EAST) has been producing high-quality, award-winning craft spirits in Portland, Oregon, since 2008. The Company is distinguished by its highly decorated product lineup that includes Redneck Riviera Whiskeys, newly acquired Azuñia Tequilas, Burnside Whiskeys, Hue-Hue Coffee Rum, and Portland Potato Vodkas. All Eastside spirits are crafted from natural ingredients for quality and taste. Eastside’s Craft Bottling + Canning subsidiary is one of the Northwest’s leading independent spirit bottlers and ready-to-drink canners. For more information visit: www.eastsidedistilling.com or follow the Company on Twitter and Facebook.

Important Cautions Regarding Forward-Looking Statements

Certain matters discussed in this press release may be forward-looking statements. Such matters involve risks and uncertainties that may cause actual results to differ materially, including the following: changes in economic conditions; general competitive factors; the impact of COVID-19 and related business disruption, the Company’s ongoing financing requirements and ability to achieve any financing, acceptance of the Company’s products in the market; the Company’s success in obtaining new customers; the Company’s success in product development; the Company’s ability to execute its business model and strategic plans; the Company’s success in integrating acquired entities and assets, and all the risks and related information described from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”), including the financial statements and related information contained in the Company’s Annual Report on Form 10-K and interim Quarterly Reports on Form 10-Q. Examples of forward-looking statements in this release may include statements related to our strategic focus, product verticals, anticipated revenue and profitability, anticipated ability to recoup certain marketing expenses under our Redneck Riviera licensing agreement, the effects of COVID-19, including the impact on sales, and the success of initiatives implemented to address the business disruption resulting from COVID-19 and earnings guidance for the first quarter of 2020. The Company assumes no obligation to update the cautionary information in this release.

Financial Summary Tables

The following financial information should be read in conjunction with the unaudited financial statements and accompanying notes filed by the Company with the Securities and Exchange Commission on Form 10-Q for the period ended March 31, 2020, and which can be viewed at www.sec.gov and in the investor relations section of the Company’s website at www.eastsidedistilling.com.

Eastside Distilling, Inc. and Subsidiaries

Consolidated Balance Sheets

March 31, 2020 and December 31,2019

	March 31, 2020	December 31, 2019
Assets
Current assets:
Cash	$1,255,329	$342,678
Trade receivables	1,170,444	1,324,333
Inventories	11,056,022	12,331,133
Prepaid expenses and current assets	243,608	397,083
Current assets from discontinued ops	-	74,892
Total current assets	13,725,403	14,470,119
Property and equipment, net	4,226,576	4,687,469
Right of use assets	455,093	577,856
Intangible assets, net	14,546,253	14,674,790
Goodwill	28,182	28,182
Other assets, net	1,203,831	1,165,581
Non-current assets from discontinued operations	120,803	261,866
Total Assets	$34,306,141	$35,865,863

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,211,591	$2,881,185
Accrued liabilities	987,233	888,296
Deferred revenue	51,375	-
Secured trade credit facility - less debt issuance costs	6,301,775	-
Current portion of lease liability	352,584	423,671
Current portion of notes payable	961,664	1,819,172
Current liabilities of discontinued operation	28,794	125,278
Total current liabilities	10,895,016	6,137,602
Lease Liability - less current portion	200,305	274,863
Secured trade credit facility, net of debt issuance costs	-	2,961,566
Deferred Consideration for Azuñia acquisition (Long Term)	15,451,500	15,451,500
Notes payable - less current portion and debt discount	3,381,534	3,594,254
Long term liabilities of discontinued operations	96,535	112,760
Total liabilities	$30,024,890	$28,532,545

Commitments and contingencies (Note 12)

Stockholders’ equity:
Common stock, $0.0001 par value; 15,000,000 shares authorized; 9,765,826 and 9,675,028 shares issued and outstanding at March 31, 2020 and December 31, 2019, respectively	976	967
Additional paid-in capital	52,022,911	51,566,438
Accumulated deficit	(47,742,636)	(44,234,087)
Total Eastside Distilling, Inc. Stockholders’ Equity	4,281,251	7,333,318
Total Liabilities and Stockholders’ Equity	$34,306,141	$35,865,863

Eastside Distilling, Inc. and Subsidiaries

Consolidated Statements of Operations

For the Three Ended March 31, 2020 and 2019

	Three Months Ended
	March 31, 2020	March 31, 2019
Sales	$3,745,951	$3,460,779
Less customer programs and excise taxes	362,387	105,069
Net sales	3,383,564	3,355,710
Cost of sales	2,508,798	2,254,726
Gross profit	874,766	1,100,984
Operating expenses:
Sales and marketing expenses	1,698,761	1,219,176
General and administrative expenses	2,184,763	2,596,236
Loss on disposal of property and equipment	1,221	-
Total operating expenses	3,884,745	3,815,412
Loss from operations	(3,009,979)	(2,714,428)
Other income (expense), net
Interest expense	(303,595)	(107,410)
Total other expense, net	(303,595)	(107,410)
Loss before income taxes	(3,313,574)	(2,821,838)
Provision for income taxes	-	-
Net loss from continuing operations	(3,313,574)	(2,821,838)

Net income (loss) from discontinued operations	(194,975)	(121,601)

Net loss attributable to Eastside Distilling, Inc. common shareholders	(3,508,549)	(2,943,439)

Basic and diluted net loss per common share	$(0.36)	$(0.32)

Basic and diluted weighted average common shares outstanding	9,754,850	9,099,382

	Three Months Ended
	March 31
	2020	2019

Net Loss	$(3,508,549)	$(2,943,439)
Add:
Interest Expense	303,595	107,410
Loss on disposal of property and equipment	1,221	-
Loss from discontinued operations	194,975	121,601
Stock-based compensation	497,599	245,776
Depreciation and amortization	645,276	336,700

Adjusted EBITDA	$(1,865,883)	$(2,131,952)

CONTACT: Company, Eastside Distilling, (971) 888-4264, inquiries@eastsidedistilling.com; or Investor Relations, Lytham Partners, LLC, Robert Blum, (602) 889-9700, east@lythampartners.com